UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 14, 2009
INTERNATIONAL LEASE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067
(Address of principal executive offices, including zip code)
(310) 788-1999
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events
     On May 14, 2009, International Lease Finance Corporation (the “Company”) filed a Supplement with the Commission de Surveillance du Secteur Financier updating the Base Prospectus (the “Base Prospectus”) relating to its U.S. $7 billion Euro Medium Term Note Programme. In connection with such update, the Company was required to update the Base Prospectus to disclose changes made to its Board of Directors since the Supplement to the Base Prospectus, which previously updated the Company’s Board of Directors, was filed on November 18, 2008. As of the date of this Current Report, the Company’s directors are as follows:

Name	Title
Steven F. Udvar-Hazy	Chairman of the Board and Chief Executive Officer
John L. Plueger	President, Chief Operating Officer and Director
Alan H. Lund	Vice Chairman, Chief Financial Officer and Director
Leslie L. Gonda	Chairman of the Executive Committee and Director
William N. Dooley	Director
Robert A. Gender	Director
Louis L. Gonda	Director
David L. Herzog	Director
Philip M. Jacobs	Director
Alan M. Pryor	Director
Matthew E. Winter	Director

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Alan H. Lund
Alan H. Lund
Vice Chairman and Chief Financial Officer

DATED: May 14, 2009

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